Filed Pursuant to Rule 433
                                                            File No.: 333-133209


                                                              [WELLS FARGO LOGO]

                              Wells Fargo & Company
                            Wells Fargo Home Mortgage
                      ------------------------------------
                                    Nonprime
                      ------------------------------------
                                      2007

                                                              [WELLS FARGO LOGO]

Forward Looking Statements

This presentation includes forward-looking statements about Wells Fargo. Broadly speaking, forward-looking statements include o projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, credit quality or other financial items o descriptions of plans or objectives of management for future operations, products or services, including pending acquisitions o forecasts of future economic performance and o descriptions of assumptions underlying or relating to any of the foregoing.

Forward-looking statements discuss matters that are not facts, and often include the word "believe," "expect," "anticipate," "intend," "plan," "estimate," "project", "target," "will," "can," "would," "should," "could" or "may." You should not unduly rely on forward-looking statements. They give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake to update them to reflect changes that occur after the date they are made.

There are several factors--many beyond our control--that could cause results to differ significantly from our expectations. Our periodic reports filed with the SEC, Including, our current report on Form 8-K filed on January 17, 2007, our quarterly report on Form 10-Q for the quarter ended September 30, 2006 and our annual report on Form 10-K for the year ended December 31, 2005, describe some of these factors.

                                                              [WELLS FARGO LOGO]

The depositor has filed a registration statement (including prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-835-1033.

                                                              [WELLS FARGO LOGO]

Overview

o Wells Fargo is a well-capitalized institution with a long-term commitment to nonprime

o     Our nonprime business is characterized by:
      -     The right products and disclosures
      -     Sound and consistent underwriting
      -     Thorough and accurate appraisal processes
      -     Superior servicing

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Wells Fargo Subprime Origination Trends
Business Components

                                                      YTD September

($ Billions)                                 9/2006      9/2005      % Change
                                           -------------------------------------

Wells Fargo Home Mortgage
----------------------------
Retail                                         7.5         8.3         -10%
Wholesale/Correspondent                        6.3         6.5          -3%
    ----------------------------------------------------------------------------
     Total                                    13.8        14.8          -7%
    ----------------------------------------------------------------------------

Wells Fargo Financial                          6.6         8.0         -18%
     Total Wells Fargo Originations        -------------------------------------
                                              20.4        22.8         -11%

Co-issue (purchased servicing)                46.4         *           N/A
                                           -------------------------------------

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SEC Registered Alt-A and
Nonprime Shelf Programs

                            ----------------------------------------------------
                                              January Bid Pools
                            ----------------------------------------------------
  Collateral   Wells Fargo     Gross     WA      WA       WA    Full Doc    IO%
     Type         Shelf         WAC     FICO     LTV     CLTV       %
--------------------------------------------------------------------------------
  Prime Alt-A
    (Fixed)       WFALT        6.72%    727     74.2%    80.1%    19.2%    19.0%
--------------------------------------------------------------------------------
  Alt-A Minus
    (Fixed)       WFALT        7.77%    656     83.5%    84.3%    24.5%    10.9%
--------------------------------------------------------------------------------
   Subprime
(Fixed & ARM)     WFHET        8.67%    616     81.5%    87.7%    68.9%    8.2%
--------------------------------------------------------------------------------

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Wells Fargo Nonprime
Collateral Issuances

-----------------------------------------------------------------------------------------------------------------
                                               WFC                                    Dealer
 Collateral Type    WF Shelf    ---------------------------------------------------------------------------------
                                      2006             2005                  2006                   2005
-----------------------------------------------------------------------------------------------------------------
                                                                     CMLTI 06-AR6, Group1
   Prime Alt-A        WFALT                        WFALT 2005-1   ---------------------------
                                                                         CMLTI 06-AR9
-----------------------------------------------------------------------------------------------------------------
                                                                         CMLTI 06-WF1           CMLTI 05-WF1
                                                                  -----------------------------------------------
                                                                         CMLTI 06-WF2           CMLTI 05-WF2
                                                                  -----------------------------------------------
                                                                       JPMMAT 2006-WF1           GSAA 05-1
                                                                  -----------------------------------------------
                                                                         LXS 2006-17             GSAA 05-12
   Alt-A Minus        WFALT                        WFALT 2005-2   -----------------------------------------------
                                                                        NAAC 2006-WF1            GSAA 05-3
                                                                  -----------------------------------------------
                                                                     Soundview HLT 06-WF1        GSAA 05-5
                                                                  -----------------------------------------------
                                                                                                 GSAA 05-9
                                                                                            ---------------------
                                                                                               NAAC 2005-WF1
-----------------------------------------------------------------------------------------------------------------
                                  WFHET 2006-1     WFHET 2005-1         CMLTI 06-WFHE1         ABFC 2005-WF1
                                ---------------------------------------------------------------------------------
                                  WFHET 2006-2     WFHET 2005-2         CMLTI 06-WFHE2          ACE 2005-WF1
                                ---------------------------------------------------------------------------------
                                  WFHET 2006-3     WFHET 2005-3         CMLTI 06-WFHE3         SASCO 2005-WF1
    Subprime          WFHET     ---------------------------------------------------------------------------------
                                                   WFHET 2005-4         NHELI 2006 WF1         SASCO 2005-WF2
                                                 ----------------------------------------------------------------
                                                                        SASCO 2006-WF1         SASCO 2005-WF3
                                                                  -----------------------------------------------
                                                                        SASCO 2006-WF2         SASCO 2005-WF4
-----------------------------------------------------------------------------------------------------------------

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Credit Policy - What Sets Us Apart

Underwriting
o     No IO loans under 580 FICO score
o     Full appraisals
o     A-paper filter
o     No delegated underwriting or negotiated guidelines
o     Minimum FICO score of 620 for all reduced doc loans

Responsible lending
o     No negative amortizing loans
o Appropriate loan pricing - prime pricing options are offered to all consumers who qualify based on credit and terms of their transaction
o Caps on total origination and lender fees - $1500 on nonprime origination and lender fees (does not include fees charged by 3rd parties)
o Informed choices - consumers receive disclosures that exceed legal and regulatory requirements about loan options, costs, and pre-payment fee agreements
o Prepayment fees - caps on terms (lesser of 3 years or the fixed term of an adjustable rate loan) and fee percentages
o     All loans must demonstrate a benefit for the consumer

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Subprime & Alt-A Minus
Q4 2006 Policy Changes - Underwriting

o     Non-owner occupied investment properties (wholesale, correspondent only)
      o     Full documentation required when:
            o     Purchase price or appraised value is less than $100,000
            o     LTV/CLTV is greater than 80% and FICO is less than 680

      o     Full second appraisal required

      o Maximum of 2 Wells Fargo non-owner occupied loans in a 12-month period

      o     12-month owner-of-record seasoning required

o Maximum loan amount of $500,000 for loans with credit score less than 620 (subprime wholesale, correspondent only)

o     Minimum loan amount of $50,000 (wholesale, correspondent only)

o Credit reports no more than 45 days old at submission and 90 days old at closing

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Subprime & Alt-A Minus
Q4 2006 Policy Changes - Underwriting (cont.)

o Properties currently listed for sale or on the market within the six months prior to submission are ineligible for any refinance transaction

o     Primary residence and second home cash-out seasoning requirements

      o If property owned less than 6 months - ineligible for a cash-out/debt consolidation

      o     If property owned more than 6 months - gifted property restrictions

o     Owner of record seasoning requirements

      o Primary & 2nd homes - 6-month minimum for purchase and cash-out/debt consolidation

      o Non-owner occupied - 6-month minimum for purchase and refinance transactions (Retail only)

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Subprime & Alt-A Minus
Q4 2006 Policy Changes - Property Valuation

o     Declining markets appraisal policy

      o     Introduction of the Declining Markets list

      o 5% LTV/CLTV reduction to eligible maximum financing terms when the market is on Declining Markets List

      o Examples includes counties in California, Florida, Illinois, Michigan, Ohio

o     AVM Control Policy (Alt-A Minus only)

      o Additional AVM and appraisal review requirements for the following Alt-A Minus transactions

            o     Purchase Transactions = 90% LTV

            o     Cash Out Transactions = 80% LTV

o Full second appraisal required on non-owner occupied investment properties (wholesale, correspondent only)

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Subprime & Alt-A Minus
Property Valuation Control Process

o     Retail
      o     Fully compliant with the OCC directive of Appraiser Independence
      o     Orders are taken by a third party vendor
      o Appraiser electronically sends appraisal back to Wells Fargo and receives a computer generated review that notices possible "problems" with appraisal
      o A dedicated collateral underwriting team analyzes the appraisal and makes a determination of the value represented by the appraiser

o     Institutional Lending
      o Wells Fargo's reps and warrants require clients to ensure appraiser independence
      o Credit Rish Management Collateral QA completes audits on 5% of loans funded in a month. Additionally, 20% of the loans audited receive an appraisal review product

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Servicing Locations

Alaska Campus: Anchorage, AK  - 127 Employees

California Campus: San Bernardino, CA - 761 Employees

Carolina Campus: Fortmill, SC - 1,154 Employees

Des Moines Campus: Des Moines, IA - 1,762 Employees

Maryland Campus: Frederick, MD - 1,008 Employees

Milwaukee Campus: Milwaukee, WI - 599 Employees

Minnesota Campus: Eagan, MN; Minneapolis, MN - 1,203 Employees

Staffing numbers as of December 31, 2006
* Employee counts do not include temps or outsource employees.

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                                 MARYLAND CAMPUS

Servicing Functions:
o     Cash Management
o     Client 106
o     Customer Service
o     Data Integrity Group
o     DIMA
o     File Management/New Loan Management
o     HR
o     Land Transactions and Legal Support (SOS/DOS)
o     Project Management
o     QCMS
o     REO, Premiere Asset Services
o     Sales and Acquisitions
o     The Academy
o     Year End
o     CAST
o     CEMA
o     Collateral Analysis
o     Deficiency Resolution - Docs & Checks
o     Direct Bill
o     File Management
o     HUD Analysis
o     Imaging
o     Investor Sales
o     New Loan Management
o     Specialty Products


                                 CAROLINA CAMPUS

o     Servicing Functions:
o     Borrower Counseling Services (BCS)
o     Customer Contact
o     DIMA
o     Default Bankruptcy
o     Default Foreclosure
o     Default Reporting
o     File Management / New Loan Management
o     Prime & Subprime Collections
o     Quality Review & Procedures
o     Reverse Mortgage Servicing
o     Special Loans
o     Servicing Process Communications
o     The Academy

                                MINNESOTA CAMPUS

o     Servicing Functions:
o     Collections
o     Communications
o     Customer Service
o     Escrow Analysis
o     DIMA
o     File Management / New Loan Management
o     FHA Mortgage Insurance
o     Lien Release
o     Insurance Services
o     MI
o     Optional Services
o     PMI
o     The Academy
o     Client Relations
o     Collateral Delivery
      Document Management
o     Final Document Services
o     Government Insuring
o     Servicing Transition
o     Special Loan Services
o     Technology teams - STAR, DSR, Imaging Support, Test Team and SDG

                                DES MOINES CAMPUS

o     Servicing Functions:
o     Automated Cash Processing
o     Business Process Support Services (BPSS)
o     Claims / Property Preservation
o     Critical Field Maintenance
o     Customer Service
o     Default Vendor Management
o     Investor Services
o     Marketing
o     Print Vendor Management
o     Sales and Acquisitions
o     Servicing Project Management
o     The Academy
o     Wells Fargo Real Estate Tax Services

                                MILWAUKEE CAMPUS

o     Servicing Functions:
o     Bankruptcy
o     Borrower Counseling/Loss Mitigation
o     Collections
o     Foreclosures
o     Quality Review/Compliance
o     Claims
o     Property Preservation
o     Regional Customer Care
o     Lien Release
o     Escrow Analysis/Insurance
o     Various support functions
o     The Academy

                                CALIFORNIA CAMPUS

Servicing Functions:
o     Assumptions
o     Centralized Reporting Unit
o     Collections
o     Customer Service (CORE and Client 936)
o     DIMA
o     Escrow Analysis
o     Exception Cash Processing
o     Executive Communications
o     File Management
o     Home Asset Management Account
o     Insurance
o     Lien Release
o     Loss Drafts
o     Loss Mitigation
o     Quality and Compliance Management Services
o     REO
o     Subprime Collections
o     Taxes
o     The Academy

                                  ALASKA CAMPUS

Servicing Functions:
o     All Servicing functions for the AK Housing loans on Client 106 except for:
      Investor Services, Claims, and Default Reporting
o     Alaska Bond Loans

                                                              [WELLS FARGO LOGO]

Loan Servicing Overview

o     Portfolio size:
      -     Wells Fargo total: $1.3 trillion
      -     Wells Fargo Home Mortgage subprime: $29.5 billion(1)
o     Represents more than 5 million homeowners nationwide
o     Resources to invest in "state-of-the-art" servicing tools
o     Dedicated subprime collections and loss mitigation
o     Recognized leader in the servicing industry:
      -     Freddie Mac -  "Tier 1 Platinum Servicer"

Rating Agency Reviews
--------------------------------------------------------------------------------
                                            Moody's          S&P           Fitch
--------------------------------------------------------------------------------
Primary Servicer of Prime Loans               SQ1          Strong          RPS1
--------------------------------------------------------------------------------
Primary Servicer of ALT-A Loans               SQ1            n/a           RPS1
--------------------------------------------------------------------------------
Primary Servicer of Subprime Loans            SQ1          Strong          RPS1
--------------------------------------------------------------------------------
Special Servicer                              SQ2       Above Average      RSS2
--------------------------------------------------------------------------------
Master Servicer(2)                                         Strong          RMS1
--------------------------------------------------------------------------------

Moody's
SQ RATINGS DEFINED

Rating Definition

SQ1 Strong combined servicing ability and servicing stability

SQ2 Above average combined servicing ability and servicing stability

(1) Excludes acquired subprime servicing
(2) Wells Fargo Bank, N.A. - Corporate Trust Services

                                                              [WELLS FARGO LOGO]

Capacity Management

o     Flexible capacity model that features:
      o     Activity-level productivity drivers to calculate staffing needs
      o Staffing 90 days ahead of volume projections allows for both strategic and opportunistic growth
      o Vendor relationships to supply outsourcing support for peak volumes or capacity shifts
      o Technology that allows us to leverage our entire servicing employee base and quickly re-route work to available resources
o     Seasoned management staff averaging 20 years of industry experience

o New facilities are currently under construction in Frederick, MD, San Bernardino, CA, and Des Moines, IA, to replace and upgrade existing structures.

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Loan Reset Strategy

o     Identification of adjustable rate loan reset volumes by month

o Analysis to determine impact of payment adjustment on borrower payment behavior

o Proactive calling prior to reset on high-risk loans to assess consumer affordability

o     Staffing plans and models adjusted to account for increased volumes

o     Limited loss mitigation retention options available

o     Created segmented team focused on liquidation

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Wells Fargo Mortgage

[GRAPHIC OMMITTED]
[Omitted Graphic repersented by a table below]

            Acquisition Portfolio as a Percentage of Total Portfolio
                       Year End Figures ($'s in Billions)

                   2001                2002                 2003                 2004                 2005                Q3 2006*
                 ---------           ---------            ---------            ---------            ---------            ---------
                             Change              Change               Change               Change               Change
                            --------            --------             --------             --------             --------
Other
Mortgage
Portfolio          $484       17%      $567        16%       $657       18%       $751       29%      $933        23%      $1,039
------------------------------------------------------------------------------------------------------------------------------------
Acquisition
Portfolio           $3                  $3                    $7        4%         $31        7%       $73        10%        $137
------------------------------------------------------------------------------------------------------------------------------------
WAMU
Acquisition                                                                                                                  $137(1)
------------------------------------------------------------------------------------------------------------------------------------

* Q3 growth has been adjusted to annualize the growth

(1) 4th quarter transfer with staff and facility

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Wells Fargo Mortgage

[GRAPHIC OMMITTED]
[Omitted Graphic repersented by a table below]

              Subprime Portfolio as a Percentage of Total Portfolio
                       Year End Figures ($'s in Billions)

                   2001                2002                 2003                 2004                 2005                Q3 2006*
                 ---------           ---------            ---------            ---------            ---------            ---------
                             Change              Change               Change               Change               Change
                            --------            --------             --------             --------             --------
Other
Mortgage
Portfolio          $484       17%      $564        16%       $651       18%       $740       29%      $943        23%      $1,084
------------------------------------------------------------------------------------------------------------------------------------
Subprime           $3          1%        $6         2%        $13        5%        $42        6%       $62        7%          $92
------------------------------------------------------------------------------------------------------------------------------------
WAMU
Acquisition                                                                                                                  $137(1)
------------------------------------------------------------------------------------------------------------------------------------

*    Q3 growth has been adjusted to annualize the growth

(1)  4th quarter transfer with staff and facility

** Subprime includes all Wells Fargo subprime product including America's Servicing Company subprime portfolio.

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                                                     Wells Fargo
                                               The Next Stage(R)

                                                              [WELLS FARGO LOGO]

                                    Appendix:
                              Wells Fargo & Company
                            Wells Fargo Home Mortgage

                             Additional Information

                                                              [WELLS FARGO LOGO]

A Unique Company

o    The 13th largest financial services company in the world

o    Wells Fargo Bank, N.A. is the only Aaa** rated bank in the U.S.

Our Vision

"We want to satisfy all of our customer's financial needs, help them succeed financially, be the premier provider of financial services in every one of our markets, and be known as one of America's great companies."


Market Cap (US$bn)

Citigroup                       274
Ind & Comm Bk                   253
Bank of America                 240
HSBC                            211
AIG                             186
Berkshire Hathaway              170
JPMorgan Chase                  168
Bank of China                   167
China Const Bank                146
Mitsubishi UFJ                  133
UBS                             128
Royal Bank of Scotland          124
------------------------------------
Wells Fargo & Co.               120
------------------------------------

Market data as of 1/24/07   **By Moody's

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[GRAPHIC OMMITTED]
[Omitted Graphic repersented by a table below]

Broad and Diverse Geographic Presence

o Strong retail banking positions in 23 states across the U.S. including some of the nation's highest growth markets

o National businesses in mortgage, consumer finance, wholesale banking and private client services


                    2005-2010
                 Growth Estimates

                             WF              US
                          Markets         Average
-------------------------------------------------
Population                  8.2%            6.3%
Household                   8.2%            6.5%
Household Income           19.3%           17.4%
-------------------------------------------------


Deposit Market Rank
-------------------
AK      #1
AZ      #3
CA      #3
CO      #1
IA      #1
ID      #1
IL      #84
IN      #12
MI      #25
MN      #1
MT      #2
ND      #1
NE      #2
NM      #1
NV      #2
OR      #2
SD      #1
TX      #4
UT      #3
WA      #5
WI      #6
WY      #4

Source: SNL Data, June 2005

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Power Distribution Network

[GRAPHIC OMMITTED]
[Omitted Graphic repersented by a table below]

The omitted graphic displays a map of the continental United States dotted with yellow circles representing the concentration of Wells Fargo Banking Stores in a particular area. The dots show significant concentrations in the following states:

Arizona
California
Colorado
Idaho
Iowa
Minnesota
New Mexico
Oregon
Texas
Utah
Washington
Wisconsin



US Ranking
----------

#3 Banking Stores (3,213)

#1 Mortgage Stores (1,062)

#3 ATMs (6,700)

11 Million Consumer Households

150 Insurance Agency Offices

8.3 Million Active Online Customers

#1 Prime Home Equity Lender in Footprint

                                                             [WELLS FARGO LOGO]


[GRAPHIC OMMITTED]
[Omitted Graphic repersented by a table below]


Fully Diversified Financial Services Company



                                              2000            2005
                                              ----            ----
Commercial Real Estate                          4%              4%
Consumer Finance                                6%              7%
Wholesale Banking                              10%              7%
Home Mortgage/Home Equity                      11%             20%
Specialized Lending                            12%             14%
Investment/Insurance                           15%             15%
Community Banking                              42%             33%
Net Income*                                   $4.5bn          $7.1bn

* Represents net income excluding "other" segment

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WFHM Originations
--------------------------------------------------------------------------------

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WFHM Originations

[GRAPHIC OMMITTED]
[Omitted Graphic repersented by a table below]



#2 Mortgage Originator
---------------------
                (US$bn)
00              76.5
01              194.4
02              333.4
03              470.1
04              298.5
05              392.2
06              397.6

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2006 Funding Mix

[GRAPHIC OMMITTED]
[Omitted Graphic repersented by a table below]



Retail:            $159B       40%
Correspondent:     $189B       47%
Wholesale:          $50B       13%

(1) Market data as of 1/16/07

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WFHM Origination Channels

--------------------------------------------------------------------------------
Retail         Originates loans directly to consumers via more than 10,000 mortgage consultants located in over 1,000 Mortgage Stores. Loans are processed and underwritten atbranches or one of 48 MAP centers. Service Delivery Connection (SDC) operation centers.
--------------------------------------------------------------------------------
Centralized    Centralized platform for Relocation Borrowers, Affinity
Retail         Relationships, Joint Ventures, Retention Programs, Employee and
               Internet originations.
--------------------------------------------------------------------------------
Wholesale      Originates loans that are referred from mortgage brokers that sell and process loans to consumers. Mortgage broker clients tend to be smaller in scale, concentrating on sales and marketing functions that require interaction with customers in most cases,
               Wells Fargo Home Mortgage underwrites and closes loans at one of its 32 Wholesale Processing Centers.
--------------------------------------------------------------------------------
Correspondent  Purchases loans from ~1,000 larger mortgage banking and bank clients that originate, underwrite and close mortgage banking and bank clients that originate, underwrite and close mortgage loans before selling them to Wells Fargo.
--------------------------------------------------------------------------------

                                                             [WELLS FARGO LOGO]


Wells Fargo Home Mortgage Products


o    Responsible lending

     - Wells Fargo does not make, purchase or service negative amortization mortgage loan products, including option ARMs or payment option products.

     - Wells Fargo created Steps To Success(SM) to provide tools and advice to nonprime borrowers to help them manage and improve their credit

     -    Loan origination - complete spectrum of products

          o    Government (FHA / VA)
          o    Fannie Mae / Freddie Mac eligible
          o    Non-Agency Prime
          o    ALT-A
          o    Subprime

                                                             [WELLS FARGO LOGO]


WFHM Servicing
--------------------------------------------------------------------------------

                                                             [WELLS FARGO LOGO]

WFHM Servicing

[GRAPHIC OMMITTED]
[Omitted Graphic repersented by a table below]



#1 Mortgage Servicer
-----------------------
                (US$bn)
00              383
01              462
02              581
03              710
04              805
05              989
06              1366

                                                             [WELLS FARGO LOGO]


Loan Servicing Overview

o   Portfolio size: $1.3 trillion
o   Represents more than 5 million homeowners nationwide
o   Resources to invest in "state-of-the-art" servicing tools
o   Dedicated subprime collectins and loss mitigation
o   Recognized leader in servicing industry:

- Freddie Mac - "Tier 1 Platinum Servicer"


Rating Agency Reviews

                                          Moody's        S&P     Fitch
                                          -------        ---     -----
Primary Servicer of Prime Loans             SQ1       Strong      RPS1
Primary Servicer of ALT-A Loans             SQ1       n/a         RPS1
Primary Servicer of Subprime Loans          SQ1       Strong      RPS1
Special Servicer                            SQ2     Above Average RSS2
Master Servicer (1)                                    Strong     RMS1

(1) Wells Fargo Bank, N.A.-Corporate Trust Services

--------------------------------------------------------------------------
Moody's SQ RATINGS DEFINED:
Ratings Definition
SQ1 Strong combined servicing ability and servicing stability
SQ2 Above average combined Servicing ability and servicing stability
--------------------------------------------------------------------------

                                                              [WELLS FARGO LOGO]

Product Distribution

[GRAPHIC OMMITTED]
[Omitted Graphic repersented by a table below]


% of Non-agency Sales
---------------------

               2002    2003    2004    2005    2006
Prime ARMs      23%     23%     40%     55%      55%
Prime Fixed     70%     74%     43%     26%      25%
Subprime         6%      2%     10%     13%       7%
Alt-A            1%      1%      7%      6%      12%

                                                              [WELLS FARGO LOGO]

Wells Fargo Securitization Programs



Distinct Shelf Registrations By Product*

o    WFMBS

     -    Numeric Series - Prime Fixed Rate
     -    AR Series - ARM

o    WFALT

     -    PA Series - Prime Alt-A
     -    AM Series - Alt-A Minus

o   WFHET

     -    Subprime


*Wells Fargo Asset Securities Corporation is the securitization depositor and the securities represent rights in the underlying collateral and are not obligations of, or guaranteed by, Wells Fargo Bank, N.A.

                                                              [WELLS FARGO LOGO]


SecuritiesLink(TM)

o    Data and information for Wells Fargo MBS
     -    Data availability through SecuritiesLink(TM)
     -    Customized SecuritiesLink(TM) profile and reporting
     -    Options for data delivery -- Internet or CD-ROM
     -    Customer service and expertise
          o    Over 11+ years experience in providing MBS data to the market
          o    24/7 availability
     -    Data and information for Wells Fargo MBS
     -    Static pool reports
     -    www.SecuritiesLink.com
          ----------------------

                                  Wells Fargo
                               The Next Stage(R)